Exhibit n.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The General Partner

CapitalSouth Partners Fund II Limited Partnership

We consent to the incorporation by reference in the registration statement on Forms N-2 and N-5 of Capitala Finance Corp. of our report dated May 28, 2013, with respect to the financial statements of CapitalSouth Partners Fund II Limited Partnership which reports appear in Capitala Finance Corp.’s above named registration statements.

High Point, North Carolina

May 28, 2013